Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 N. Community House Rd, Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
polycorpcom@polypore.net
www.polypore.net

Celgard Files Patent Infringement Lawsuit

CHARLOTTE, NC., February 25, 2013 (GLOBE NEWSWIRE) — Celgard, LLC (“Celgard”), a subsidiary of Polypore International, Inc. (NYSE:  PPO), has filed a complaint in the U.S. District Court of the Western District of North Carolina against Sumitomo Chemical Company, Limited.

The complaint alleges that Sumitomo Chemical has infringed Celgard’s United States Patent No. 6,432,586 issued for an invention entitled, “Separator for a High Energy Rechargeable Lithium Battery.”  The patent in the lawsuit covers ceramic composite layer lithium-ion battery separators first developed by Celgard for high-energy rechargeable lithium-ion batteries.  This lawsuit has been filed after a period in which Celgard attempted to resolve its concerns with Sumitomo Chemical over infringement of Celgard’s patent.

“Celgard has a long history of innovation in lithium-ion battery separators and is a world leader in this technology,” said Robert B. Toth, Chairman, President and Chief Executive Officer of Polypore.  “We have a responsibility to our customers, partners, and shareholders to safeguard the investments we make in innovation, and therefore will take appropriate steps like this to prevent the knowing and unfair exploitation of our intellectual property.”

Celgard is represented by the law firm Kilpatrick Townsend & Stockton, LLP.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.

Forward-Looking Statement

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “ intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; lithium market demand does not materialize as anticipated; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:
Polypore International, Inc.
Corporate Communications

Beth Kitteringham
(704) 587-8596
polycorpcom@polypore.net